EXHIBIT 23.7

                          INDEPENDENT AUDITORS' CONSENT

The Members
Jefferies Partners Opportunity Fund II, LLC:

We consent to incorporation by reference in the registration statements (No. 2-84303) on Form S-8, (No. 33-6054) on Form S-8 and S-3, (No. 33-26434) on Form
S-8 and S-3, (No. 33-30277) on Form S-8 and S-3, (No. 33-61682) on Form S-8,
(No. 33-61718) on Form S-8, (No. 333-51494) on Form S-8 and (No. 333-86018) on
Form S-4 of Leucadia National Corporation of our report dated January 24, 2003, except as to Note 8 of the notes to the financial statements, which is as of February 14, 2003, relating to the statements of financial condition of Jefferies Opportunity Fund II, LLC as of December 31, 2002 and 2001 and the related statements of earnings, changes in members' equity, and cash flows for each of the years in the three year period ended December 31, 2002, which report appears in the December 31, 2002 Annual Report on Form 10-K/A of Leucadia National Corporation.

                                                                /s/ KPMG LLP

Los Angeles
September 16, 2003



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